UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14(a)-6(e) (2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12

ORRSTOWN FINANCIAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No. :

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March 30, 2010

Dear Valued Shareholder:

We recently distributed proxy materials in connection with the Annual Meeting of Shareholders of Orrstown Financial Services, Inc. to be held on Tuesday, May 4, 2010, at 9:00 a.m., at the H. Ric Luhrs Performing Arts Center, 1871 Old Main Drive, Shippensburg, Pennsylvania. The proxy card included in those materials inadvertently omitted Proposals 2 and 3 as described in the accompanying proxy statement. Accordingly, we have enclosed herewith a revised proxy card (printed on canary card stock) including Proposals 2 and 3.

If you have not yet submitted a proxy card, please discard the prior proxy card that you received and use the enclosed revised proxy card to vote your shares. If you have previously submitted your proxy and wish to vote on Proposals 2 and 3 at the Annual Meeting, you will need to resubmit your proxy by using the enclosed revised proxy card. Signing and timely submitting this revised proxy card will revoke any prior proxy in its entirety. Accordingly, if you submit the revised proxy card, you should mark the proxy card in the appropriate place to indicate your vote on all matters covered thereby, even if you previously submitted a proxy.

As always, you have the right to vote your shares directly by attending the Annual Meeting.

We apologize for any inconvenience. If you have any questions concerning the revised proxy card or about submitting your proxy in general, please call Barbara E. Brobst at 717-530-2517 or toll free at 1-888-677-7869.

Sincerely,

/s/ Kenneth R. Shoemaker
Kenneth R. Shoemaker, Secretary

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
Orrstown Financial Services, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Barbara E. Brobst and Wilma M. Rosenberry, or either of them, each with full power of substitution as attorneys and proxies of the undersigned to vote all Orrstown Financial Services, Inc. Common Stock of the undersigned at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 4, 2010, at 9:00 A.M., at the H. Ric Luhrs Performing Arts Center, 1871 Old Main Drive, Shippensburg, Pennsylvania, and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting.

	For	With-hold	For All Except
1. Election of four directors to Class B to serve for a three (3) year term.	☐	☐	☐

Nominees:

Glenn W. Snoke	**Gregory A. Rosenberry**
Mark K. Keller	**Thomas R. Quinn, Jr.**

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

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	For	Against	Abstain
2. Ratification of Selection of Accountants.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

	For	Against	Abstain
3. Shareholder Proposal to require Simple Majority Voting.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.

Where a vote is not specified, the proxies will vote shares represented by this Proxy (i) FOR the election of all four nominees for director to Class B; (ii) FOR the ratification of the Audit Committee's selection of Smith Elliott Kearns & Company, LLC as the Company's independent registered public accounting firm for 2010; (iii) AGAINST the shareholder proposal if properly presented at the meeting; and (iv) in accordance with the directions of the Board of Directors on such other matters that may properly come before the meeting.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., full title as such should be shown. For joint accounts, each joint owner should sign. If more than one trustee is listed, all trustees should sign, unless one trustee has power to sign for all.

Detach above card, sign, date and mail in postage paid envelope provided.

Orrstown Financial Services, Inc.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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Important Notice Regarding Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 4, 2010.

The Notice of Annual Meeting, Proxy Statement and the Company's Annual Report on Form 10-K are available at:

www.cfpproxy.com/5772

Rev.-2 5772